EXHIBIT 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of JetPay Corporation on Form S-8 of our report dated March 25, 2015, with respect to our audits of the consolidated financial statements of JetPay Corporation as of December 31, 2014 and 2013 and for the years then ended appearing in the Annual Report on Form 10-K of JetPay Corporation for the year ended December 31, 2014.

/s/ Marcum llp

Marcum llp

New York, NY

December 9, 2015